  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1998
                                                     REGISTRATION NO. 333-38651
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                              BNC MORTGAGE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

         DELAWARE                                   6162                                33-0661303
(STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL           (I.R.S. IDENTIFICATION NUMBER)
OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)


                               1063 MCGAW AVENUE
                           IRVINE, CALIFORNIA 92614
                                (714) 260-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                EVAN R. BUCKLEY
                            CHIEF EXECUTIVE OFFICER
                              BNC MORTGAGE, INC.
                               1063 MCGAW AVENUE
                           IRVINE, CALIFORNIA 92614
                                (714) 260-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

            THOMAS J. POLETTI, ESQ.                            ROBERT E. DEAN, ESQ.
            KATHERINE J. BLAIR, ESQ.                       GIBSON, DUNN & CRUTCHER LLP
              DARREN O. BIGBY, ESQ.                                4 PARK PLAZA
      FRESHMAN, MARANTZ, ORLANSKI, COOPER &                  IRVINE, CALIFORNIA 92614
                      KLEIN                                  TELEPHONE (714) 451-3948
     9100 WILSHIRE BOULEVARD, 8TH FLOOR EAST                 FACSIMILE (714) 451-4220
         BEVERLY HILLS, CALIFORNIA 90212
            TELEPHONE (310) 273-1870
            FACSIMILE (310) 274-8357

                                --------------

  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

                                                                      AMOUNT TO
                                                                       BE PAID
                                                                      ---------
   Securities and Exchange Commission registration fee............... $ 12,975
   NASD filing fee...................................................    4,898
   Nasdaq National Market Listing fee................................   64,000
   Printing expenses.................................................  200,000
   Accounting fees and expenses......................................  200,000
   Legal fees and expenses...........................................  300,000
   Fees and expenses (including legal fees) for qualifications under
    state securities laws............................................   50,000
   Transfer agent's fees and expenses................................   10,000
   Miscellaneous.....................................................    8,127
                                                                      --------
       Total......................................................... $850,000*
                                                                      ========

--------
* Of this amount, $465,000 is payable by the Selling Stockholder.

  All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law permits the Registrant to, and Article 8 of the Certificate of Incorporation provides that the Registrant may, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was servicing, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. The Company will enter into indemnification agreements with its executive officers and directors which require the Company to indemnify each in certain circumstances, in the manner and to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  During the past three years the Registrant issued unregistered securities in the following transactions (shares and dollar amounts have not been adjusted to reflect the reincorporation of the Registrant in Delaware to be effected by the Registrant prior to the consummation of this Offering whereby each outstanding share of the Registrant's Class A and Class B Common Stock will be exchanged for 4,123.71134 shares of $.001 par value Common Stock):

    (a) In October 1995, in connection with its organization, the Registrant issued 350 shares of its Class A Common Stock and 25 shares of its Series A Preferred Stock to Evan R. Buckley for an aggregate consideration of $250,000.

    (b) In October 1995, in connection with its organization, the Registrant issued 350 shares of its Class A Common Stock, 80 shares of its Class B Common Stock and 80 shares of its Series A Preferred Stock to DLJ Mortgage Capital Inc. for an aggregate consideration of $800,004.

    (c) In October 1995, in connection with its organization, the Registrant issued 55 shares of Class B Common Stock and 55 shares of its Series A Preferred Stock to BNC Equity Investors, LLC for an aggregate consideration of $250,000.

    (d) In January 1996, the Registrant issued 80 shares of its Class B Common Stock to two of its employees for an aggregate consideration of $1,600.

    (e) In February 1996, the Registrant issued 20 shares of its Class B Common Stock to one of its employees for an aggregate consideration of $400.

    (f) In June 1996, the Registrant issued 20 shares of its Class B Common Stock to four of its employees for an aggregate consideration of $400.

    (g) In July 1996, the Registrant issued 20 shares of its Class B Common Stock to four of its employees for an aggregate consideration of $5,500.

    (h) In September 1996, the Registrant issued 5 shares of its Class B Common Stock to one of its employees for an aggregate consideration of $100.

  The aforementioned issuances of stock were deemed to be exempt from registration under the Securities Act in reliance in Section 4(2) promulgated under the Securities Act as transactions by an issuer not involving a public offering or on Rule 701 promulgated under the Securities Act. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

   1.1   Form of Underwriting Agreement

   1.2   Form of Representatives' Warrant

   2.1+  Agreement of Reorganization and Plan of Merger

   3.1+ Certificate of Incorporation of BNC Mortgage, Inc., a Delaware corporation

   3.2+  Bylaws of BNC Mortgage, Inc., a Delaware corporation

   4.1   Specimen Stock Certificate

   5.1+  Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

  10.1+ Office Lease, as amended, between the Registrant and Shuwa Investments Corporation dated June 15, 1997

  10.2   1997 Stock Option Plan and form of agreements

  10.3+  Form of Indemnification Agreement

  10.4+  Employment Agreement between the Registrant and Evan R. Buckley

  10.5   Employment Agreement between the Registrant and Kelly W. Monahan

  10.6(a) Letter Agreement, dated October 22, 1997, from DLJ Mortgage
          Capital, Inc. to the Registrant.

      (b) Form of Commitment Letter addressed to the Registrant from DLJ Mortgage Capital, Inc.

      (c) Form of Whole Loan Financing Facility between the Registrant and DLJ Mortgage Capital, Inc.

     (d) Form of Promissory Note, by the Registrant made in favor of DLJ Mortgage Capital, Inc.

     (e) Form of Pledge Agreement, between the Registrant and DLJ Mortgage Capital, Inc.

     (f) Whole Loan Financing Program Tri-Party Custody Agreement, dated September 26, 1995, among the Registrant, DLJ Mortgage Capital, Inc. and Bankers Trust Company

     (g) Form of Master Mortgage Loan Purchase Agreement, between the Registrant and DLJ Mortgage Capital, Inc.

     (h) Form of Subordinate Certificate Financing Agreement between the Registrant and DLJ Mortgage Capital, Inc.

  11.1+  Statement re: Computation of Per Share Earnings

  21.1+  Subsidiaries

  23.1+  Consent of Ernst & Young LLP

  23.2+  Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in
         Exhibit 5.1)

  24.1+  Power of Attorney

  27+    Financial Data Schedule
--------
+ Previously filed

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (b) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA ANA, STATE OF CALIFORNIA ON MARCH 6, 1998.

                                          By /s/ Evan R. Buckley
                                          _____________________________________
                                                     Evan R. Buckley
                                           Chief Executive Officer (Principal
                                                   Executive Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED ON MARCH 6, 1998.

             SIGNATURE                           TITLE
             ---------                           -----
/s/ Evan R. Buckley                  Chief Executive Officer
____________________________________  and Director
   Evan R. Buckley                    (Principal Executive
                                      Officer)



/s/ Kelly W. Monahan                 President, Chief Financial
____________________________________  Officer and Director
   Kelly W. Monahan                   (Principal Accounting
                                      Officer)


                 *                   Director
____________________________________
          Keith C. Honig


                 *                   Director
____________________________________
        Joseph R. Tomkinson


     *By:  /s/ Kelly W. Monahan
____________________________________
          Kelly W. Monahan
          Attorney in fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
  EXHIBIT                                                            NUMBERED
  NUMBER                    DOCUMENT DESCRIPTION                       PAGE
  -------                   --------------------                   ------------
    1.1    Form of Underwriting Agreement
    1.2    Form of Representatives' Warrant
    2.1+   Agreement of Reorganization and Plan of Merger
    3.1+   Certificate of Incorporation of BNC Mortgage, Inc., a
            Delaware corporation
    3.2+   Bylaws of BNC Mortgage, Inc., a Delaware corporation
    4.1    Specimen Stock Certificate
    5.1+   Opinion of Freshman, Marantz, Orlanski, Cooper &
            Klein
   10.1+   Office Lease, as amended, between the Registrant and
            Shuwa Investments Corporation dated June 15, 1997
   10.2    1997 Stock Option Plan and form of agreements
   10.3+   Form of Indemnification Agreement
   10.4+   Employment Agreement between the Registrant and Evan
            R. Buckley
   10.5    Employment Agreement between the Registrant and Kelly
            W. Monahan
   10.6(a) Letter Agreement, dated October 22, 1997, from DLJ
            Mortgage Capital, Inc. to the Registrant.
       (b) Form of Commitment Letter addressed to the Registrant
            from DLJ Mortgage Capital, Inc.
       (c) Form of Whole Loan Financing Facility between the
            Registrant and DLJ Mortgage Capital, Inc.
       (d) Form of Promissory Note, by the Registrant made in
            favor of DLJ Mortgage Capital, Inc.
       (e) Form of Pledge Agreement, between the Registrant and
            DLJ Mortgage Capital, Inc.
       (f) Whole Loan Financing Program Tri-Party Custody
            Agreement, dated September 26, 1995, among the
            Registrant, DLJ Mortgage Capital, Inc. and Bankers
            Trust Company
       (g) Form of Master Mortgage Loan Purchase Agreement,
            between the Registrant and DLJ Mortgage Capital,
            Inc.
       (h) Form of Subordinate Certificate Financing Agreement
            between the Registrant and DLJ Mortgage Capital,
            Inc.
   11.1+   Statement re: Computation of Per Share Earnings
   21.1+   Subsidiaries
   23.1+   Consent of Ernst & Young LLP
   23.2+   Consent of Freshman, Marantz, Orlanski, Cooper &
            Klein (contained in Exhibit 5.1)
   24.1+   Power of Attorney
   27+     Financial Data Schedule

--------
+ Previously filed